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                                                                     Exhibit 1.1













                                2,500,000 Shares

                                  NANOGEN, INC.

                                  Common Stock
                               ($0.001 Par Value)

                             UNDERWRITING AGREEMENT

















                        , 2000
             -------- --


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                             UNDERWRITING AGREEMENT


                                                                          , 2000
                                                               -------- --



Warburg Dillon Read LLC
Lehman Brothers Inc.
Pacific Growth Equities, Inc.
Dain Rauscher Incorporated
First Union Securities, Inc.
   As Representatives of the several Underwriters named in Schedule A hereto

c/o Warburg Dillon Read LLC
      299 Park Avenue
      New York, New York  10171-0026


Ladies and Gentlemen:

                  Nanogen, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the "Underwriters") an aggregate of 2,500,000 shares (the "Firm Shares") of its Common Stock, $0.001 par value (the "Common Stock"). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 145,355 shares of Common Stock (the "Company Option Shares") and the stockholders of the Company named in Schedule B annexed hereto (collectively, the "Selling Stockholders") propose to grant to the Underwriters an option to purchase up to an additional 229,645 shares of Common Stock (the "Selling Stockholder Option Shares" and , together with the Company Option Shares, the "Additional Shares"), each Selling Stockholder selling up to the amount set forth opposite such Selling Stockholder's name in Schedule B. The Firm Shares and, if and to the extent such options are exercised, the Additional Shares are collectively called the "Shares". The Shares are described in the Prospectus. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in
Section 16 hereof.

                  1. SALE AND PURCHASE. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto in each case at a purchase price of $ ____ per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the Effective Date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

                  In addition, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, (i) the Selling Stockholders hereby grant an option (the "Selling Stockholders Option") to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 145,355 Additional Shares from the Selling Stockholders and
(ii) the Company hereby grants an option (the "Company Option") to the several Underwriters to purchase up to an aggregate of 229,645 Additional Shares from the Company, in each case at the purchase price per share to be paid by the Underwriters for the Firm Shares. The options granted hereunder are for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The options granted hereunder may be exercised in whole or in part, at any time (but not more than once) upon notice by the Representatives to the Company or, as applicable, the Selling Stockholders (with a copy to the Company), which notice may be given at any time within 30 days from the date of this Agreement, provided, however, that the Selling Stockholders Option shall be exercised in full prior to, or concurrently with, any exercise of the Company Option. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); PROVIDED, HOWEVER, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second Business Day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. If any Selling Stockholder Option Shares are to be purchased,
(i) each Underwriter agrees, severally and not jointly, to purchase the number of Selling Stockholder Option Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Selling Stockholder Option Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares and (ii) each Selling Stockholder agrees, severally and not jointly, to sell the number of Selling Stockholder Option Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Selling Stockholder Option Shares to be sold as the number of Selling

Stockholder Option Shares set forth in Schedule B opposite the name of such Selling Stockholder bears to the total number of Selling Stockholder Option Shares. If any Company Option Shares are to be purchased, (i) each Underwriter agrees, severally and not jointly, to purchase the number of Company Option Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Company Option Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firms Shares and (ii) the Company agrees to sell the Company Option Shares to the Underwrites as aforesaid. You may cancel any of the options at any time prior to its expiration by giving written notice of such cancellation to the Company or, as applicable, the Selling Stockholders (with a copy to the Company).

                  2. PAYMENT AND DELIVERY. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of the Depository Trust Company for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on _____ __, 2000 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "time of purchase." Certificates for the Firm Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify on the second business day preceding the time of purchase. For the purpose of expediting the checking of the certificates for the Firm Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the time of purchase.

                  Payment of the purchase price for the Selling Stockholder Option Shares shall be made at the additional time of purchase by wire transfer of immediately available funds to the order of the Custodian (as defined below). Payment of the purchase price for the Company Option Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the second business day preceding the additional time of purchase. For the purpose of expediting the checking of the certificates for the Additional Shares by you, the Selling Stockholders and the Company agree to make such certificates available to you for such purpose at least one full business day preceding the additional time of purchase.

                  Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Selling Stockholder Option Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder's obligations hereunder and
(ii) the Custodian (as defined below) is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement (as defined below).

                  3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDERS.

                  (i) The Company represents, warrants and covenants to each of the Underwriters that:

                  (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-_____) on Form S-3, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Shares. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement a further amendment to such registration statement, (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                  (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and at the time of purchase and at any additional time of purchase (a "settlement date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and at the time of purchase and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

                  (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

                  (d) The Company does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity, other than Nanotronics, Inc., a California corporation ("Nanotronics"), Nano Venture LLC, a Delaware limited liability company, The Nanogen/Becton Dickinson Partnership, a Delaware general partnership, and instruments or interests in which the Company invests its excess cash.

                  (e) The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company except as described in or contemplated by the Prospectus.

                  (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                  (g) The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. Except as set forth in the Prospectus, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations other than non-material amounts of options granted pursuant to the Company's stock plans described in the Prospectus. All outstanding shares of capital stock and options and other rights to acquire capital stock have been issued in compliance with the registration and qualification provisions of all applicable securities laws and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights.

                  (h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, rights of first refusal or similar rights.

                  (i) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of obligations of the Company hereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                  (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company, or any agreement or other instrument binding upon the Company that is material to the Company, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Shares.

                  (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Prospectus.

                  (l) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as described in or contemplated by the Prospectus.

                  (m) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (n) The Company has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company.

                  (o) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  (p) No person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock of the Company in connection with the filing of the Registration Statement or upon the issue and sale of the Shares to the Underwriters hereunder, nor does any person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares or to underwrite the offer and sale of the Shares.

                  (q) Ernst & Young LLP, whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants as required by the Act.

                  (r) the audited financial statements included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; and there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not so included as required.

                  (s) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company, except as described in or contemplated by the Prospectus.

                  (t) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company.

                  (u) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company.

                  (v) The Company owns or possesses adequate licenses or other rights to use all patents, copyrights, trademarks, service marks, trade names, technology and know-how necessary (in any material respect) to conduct its business in the manner described in the Prospectus, the Company is not obligated to pay a royalty, grant a material license, or provide other material consideration to any third party in connection with its patents, copyrights, trademarks, service marks, trade names, or technology other than as disclosed in the Prospectus, and, except as disclosed in the Prospectus, the Company has not received any notice of infringement or conflict with (and the Company knows of any infringement or conflict with) asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names, technology or know-how which could result in any material adverse effect upon the Company and, except as disclosed in the Prospectus, the discoveries, inventions, products or processes of the Company referred to in the Prospectus do not, to the best knowledge of the Company, infringe or conflict with any right or valid and enforceable patent of any third

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         party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company which could have a material adverse effect on the Company. Except as described in the Prospectus or referenced in the opinion provided pursuant to Section 6(c) hereof, no third party, including any academic or governmental organization, possesses rights to the Company's patents, copyrights, trademarks, service marks, trade names, or technology which, if exercised, could enable such third party to develop products competitive to those of the Company or could have a material adverse effect on the ability of the Company to conduct its business in the manner described in the Prospectus.

                  (w) The Company possesses all consents, approvals, orders, certificates, authorizations and permits issued by and has made all declarations and filings with, all appropriate federal, state or foreign governmental or self-regulatory authorities and all courts and other tribunals necessary to conduct its business and to own, lease, license and use its properties in the manner described in the Prospectus, and the Company has not received any notice of proceedings related to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, or failure to obtain or file would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company, except as described in or contemplated by the Prospectus.

                  (x) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (y) No material labor dispute with the employees of the Company exists, except as described in or contemplated by the Prospectus, or, to the best knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company.

                  (z) Neither the Company nor any of its respective affiliates has taken nor will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the

         Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  (aa) The outstanding Common Stock is, and the Shares as of the date the Registration Statement becomes effective, the Common Stock will be, authorized for quotation on the Nasdaq National Market.

                  (bb) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida), relating to issuers doing business with Cuba.

                  (cc) The execution and delivery of the Agreement and Plan of Merger dated as of November 10, 1997 (the "Merger Agreement") between Nanogen, Inc., a California corporation (the "California Corporation"), and the Company, effecting the reincorporation of the California Corporation under the laws of the State of Delaware, was duly authorized by all necessary corporate action on the part of each of the California Corporation and the Company. Each of the California Corporation and the Company had all corporate power and authority to execute and deliver the Merger Agreement, to file the Merger Agreement with the Secretary of State of California and the Secretary of State of Delaware and to consummate the reincorporation contemplated by the Merger Agreement, and the Merger Agreement at the time of execution and filing constituted a valid and binding obligation of each of the California Corporation and the Company.

                  (dd) The Agreement and Plan of Merger among the Company, Nanotronics and Nanogen Merger Subsidiary, Inc. ("Acquisition Subsidiary"), dated as of December 18, 1997 (the "Plan of Merger"), was duly authorized by all necessary corporate action on the part of each of the Company and the Acquisition Subsidiary. Each of the Company and Acquisition Subsidiary had the corporate power and authority to execute and deliver the Plan of Merger and to consummate the transactions contemplated thereby, and the Plan of Merger at the time of filing with the California Secretary of State constituted a valid and binding obligation on each of the Company, Nanotronics, and Acquisition Subsidiary.

                  (ii) Each Selling Stockholder represents, warrants and covenants to each of the Underwriters that:

                  (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                  (b) The Custody Agreement signed by such Selling Stockholder and {___}, as custodian (the "Custodian"), relating to the deposit of the Shares to be sold by such Selling Stockholder (the "Custody Agreement") has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification and contribution thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. Each Selling Stockholder agrees that the Shares to be sold by such Selling Stockholder on deposit with the Custodian is subject to the interests of the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement, by any act of the Selling Stockholder, by operation of law, by death or incapacity of such Selling Stockholder or by the occurrence of any other event. If such Selling Stockholder should die or become incapacitated, or in any other event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, the documents evidencing the Shares to be sold by such Selling Stockholder then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof.

                  (c) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder hereunder and upon sale and delivery of, and payment for, such Shares, as provided herein, such Selling Stockholder will convey good and marketable title to such Shares, free and clear of all liens, encumbrances, equities and claims whatsoever.

                  (d) Such Selling Stockholder has, and at the additional time of purchase will have, good and valid title to all of the Shares which may be sold by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power, and all authorizations and approvals required by law to enter into this Agreement and its Custody Agreement to sell, transfer and deliver all of the Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

                  (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws or any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and such other approvals as have been obtained.

                  (f) Neither the sale of the Shares being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any material indenture or other material agreement or instrument to which such Selling Stockholder is party or bound, any judgment, order or decree applicable to such Selling Stockholder or any court or regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.

                  (g) Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

                  (h) Such Selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

                  (i) All information furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement and Prospectus is, and at the additional time of purchase will be, true, correct, and complete in all material respects, and does not, and at the additional time of purchase will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Stockholder confirms as accurate the number of shares of Company Shares set forth opposite such Selling Stockholder's name in the Prospectus under the caption "Principal and selling stockholders" (both prior to and after giving effect to the sale of the Shares).

                  (j) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                  (k) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Selling Stockholders of the Shares to be sold by such Selling Stockholder.

                  (l) The Selling Stockholders have not distributed and will not distribute, prior to the later of the additional time of purchase and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares by such Selling Stockholder other than a preliminary prospectus, the Prospectus or the Registration Statement.

                  (m) Such Selling Stockholder has no reason to believe, without having made any independent investigation except as may be described herein, that the representations and warranties of the Company contained in Section 3 hereof are not true and correct in any material respect, is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which has had or may result in a material adverse change on the condition, financial or otherwise, or on the earnings, business, operation or prospects, whether or not arising from transactions in the ordinary course of business of the Company and its subsidiaries, considered as one entity, and is not prompted to sell the Shares to be sold by such Selling Stockholder by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

                  Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

                  4. CERTAIN COVENANTS OF THE COMPANY AND THE SELLING STOCKHOLDERS.

                  (i) The Company hereby further covenants and agrees with each Underwriter as follows:

                  (a) To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; PROVIDED that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (b) To make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the Effective Date of the

         Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in
         Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

                  (c) To advise you promptly and (if requested by you) to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rules).

                  (d) To advise you promptly, confirming such advice in writing (if requested by you), of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which you shall object in writing.

                  (e) To file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act, subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the shares, and to promptly notify you of such filing.

                  (f) If necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act.

                  (g) To furnish to you and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement
         (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or the

         Subsidiary, in each case as soon as reasonably practicable after such reports, communications, documents or information become available.

                  (h) To advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission.

                  (i) To make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the Effective Date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than _______ __, 2001.

                  (j) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and of cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants).

                  (k) To furnish to you three signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters.

                  (l) To furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiary which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(e) hereof.

                  (m) To apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                  (n) To pay all costs, expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters, except as set forth under Section 5 hereof and (iv) and
         (vi) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers,
         (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on Nasdaq and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by NASDR and (vii) the performance of the other obligations of the Company hereunder.

                  (o) To furnish to you, before filing with the Commission subsequent to the Effective Date of the Registration Statement and during the period referred to in paragraph (e) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (p) Not to sell, offer or agree to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock or permit the registration under the Act of any shares of Common Stock, except for the registration of the Shares and the sales to the Underwriters pursuant to this Agreement or on Form S-8 and except for issuances of Common Stock upon the exercise of outstanding options, warrants and debentures, for a period of 90 days after the date hereof (the "Lock-up Period"), without the prior written consent of Warburg Dillon Read LLC, other than shares issued by the Company in connection with acquisitions of complementary operations or assets, provided, that the recipients thereof agree to the restrictions on transfer and disposal set forth in this paragraph for the remainder of the Lock-up Period.

                  (q) To use its best efforts to cause the Common Stock to be listed for quotation on the Nasdaq National Market.

                  (ii) Each Selling Stockholder hereby further covenants and agrees with each Underwriter as follows:

                  (a) Such Selling Stockholder will not, during the Lock-Up Period, make a disposition of shares of Common Stock now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, (iii) with respect to dispositions of Common Stock acquired on the open market or (iv) with the prior written consent of Warburg Dillon Read LLC. The foregoing restriction has been expressly agreed to preclude the holder of Common Stock from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a disposition of Common Stock during the Lock-Up Period, even if such Common Stock would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Common Stock. Furthermore, such person has also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Common Stock held by such person except in compliance with this restriction.

                  (b) To deliver to the Representatives prior to additional time of purchase a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person).

                  (c) If, at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, such Selling Stockholder has knowledge of the occurrence of any event as a result of which the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Selling Stockholder will promptly notify the Company and the Representatives.

                  (d) Such Selling Stockholder will not take any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  5. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 7 hereof or because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Warburg Dillon Read LLC on demand for all out-of-pocket expenses (including reasonable fees and expenses of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

                  6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions precedent:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) You shall have received, at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Pillsbury, Madison & Sutro LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that:

                           (i) the Company has been duly incorporated, is
                  validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company;

                           (ii) the authorized capital stock of the Company
                  conforms as to legal matters to the description thereof contained in the Prospectus;

                           (iii) the shares of Common Stock outstanding prior to
                  the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, non-assessable and to such counsel's knowledge, fully paid;

                           (iv) the Shares have been duly authorized, and, when
                  issued and delivered in accordance with the terms of this Agreement, will be validly issued non-assessable, and to such counsel's knowledge, fully paid, and the issuance of such Shares will not be subject to any preemptive rights, and to such counsel's knowledge, rights of first refusal or similar rights;

                           (v) the Company has corporate power and authority to
                  enter into this Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by the Company. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of obligations of the Company hereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles;

                           (vi) the execution and delivery by the Company of,
                  and the performance the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company that is material to the Company, taken as a whole, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or blue sky laws of the various states and jurisdictions in connection with the offer and sale of the Shares;

                           (vii) the statements (1) in the Prospectus under the
                  captions "Risk Factors - COMMERCIALIZATION OF SOME OF OUR POTENTIAL PRODUCTS DEPENDS ON COLLABORATIONS WITH OTHERS. IF OUR COLLABORATORS ARE NOT SUCCESSFUL OR IF WE ARE UNABLE TO FIND COLLABORATORS IN THE FUTURE, WE MAY NOT BE ABLE TO DEVELOP THESE PRODUCTS," "Risk Factors - WE MAY NEED ADDITIONAL CAPITAL IN THE FUTURE. IF ADDITIONAL CAPITAL IS NOT AVAILABLE, WE MAY HAVE TO CURTAIL OR CEASE OPERATIONS," "Risk Factors - WE MAY HAVE SIGNIFICANT PRODUCT LIABILITY EXPOSURE," "Risk Factors - OUR ANTI-TAKEOVER PROVISIONS COULD DISCOURAGE POTENTIAL TAKEOVER ATTEMPTS AND MAKE ATTEMPTS BY STOCKHOLDERS TO CHANGE MANAGEMENT MORE DIFFICULT," "Business -- Collaborations," "Business - Collaborative Alliances," "Business -- Manufacturing," and (2) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                           (viii) after due inquiry, such counsel does not know
                  of any legal, regulatory or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company is subject that is required to be described in the Registration Statement or the Prospectus and is not so described or of any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                           (ix) the Company is not an "investment company" as
                  such term is defined in the Investment Company Act of 1940, as amended;

                           (x) to the knowledge of such counsel, there is no
                  legal or beneficial owner of any securities of the Company who has any rights, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of the Registration Statement;

                           (xi) the execution and delivery of the Merger
                  Agreement, effecting the reincorporation of the California Corporation under the laws of the State of Delaware, was duly authorized by all necessary corporate action on the part of each of the California Corporation and the Company; and

                           (xii) each of the California Corporation and the
                  Company had all corporate power and authority to execute and deliver the Merger Agreement, to file the Merger Agreement with the Secretary of State of California and the Secretary of State of Delaware and to consummate the reincorporation contemplated by the Merger Agreement, and the Merger

                  Agreement at the time of execution and filing constituted a valid and binding obligation of each of the California Corporation and the Company.

                           (xiii) each of the Company and Acquisition Subsidiary
                  had all corporate power and authority to execute and deliver the Plan of Merger, and to consummate the transactions contemplated by the Plan of Merger, and the Plan of Merger at the time of execution constituted a valid and binding obligation of each of the Company and Acquisition Subsidiary.

                           (xiv) to the knowledge of such counsel: (1) the
                  Registration Statement has become effective under the Act, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act and nothing has come to such counsel's attention to lead it to believe that such proceedings are contemplated; and (2) any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b);

                           (xv) the Shares to be sold under this Agreement to
                  the Underwriters are duly authorized for quotation on the Nasdaq National Market; and

                           (xvi) such counsel shall also state that (i) they
                  believe that the Registration Statement and the Prospectus (except for financial statements and schedules and other financial data therein, as to which they need express no belief) complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder and (ii) they confirm that they have no reason to believe that (except for financial statements and schedules and other financial data therein, and except for the matters covered in the opinion provided pursuant to paragraph
                  (e) below, as to which they need express no belief) the Registration Statement (and the prospectus included therein) as of its Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that (except for financial statements and schedules and other financial data therein, and except for the matters covered in the opinion provided pursuant to paragraph
                  (e) below, as to which they need express no belief) the Prospectus, as of the date of the Prospectus and such date or dates as such opinion is delivered, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) You shall have received, at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Lyon & Lyon, LLP, intellectual property counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that:

                           (i) such counsel represents the Company in certain
                  matters relating to intellectual property, including patents, specifically counsel has served as principal outside patent counsel to the Company since at least June 1993 and has been the exclusive counsel regarding new patent application filings and patent prosecution since March 1994;

                           (ii) such counsel is familiar with the technology
                  used by the Company in its business and the manner of its use as described in the Company's patents and patent applications and invention disclosures provided to counsel, and as further disclosed by the Company to counsel and has read the portions of the Registration Statement and the Prospectus entitled "Risk Factors - THE UNCERTAINTY OF PATENT AND PROPRIETARY TECHNOLOGY PROTECTION AND OUR POTENTIAL INABILITY TO LICENSE TECHNOLOGY FROM THIRD PARTIES MAY ADVERSELY AFFECT US" and "Business - Our platform technology," "Business - Proprietary technology and patents" (collectively the "Intellectual Property Portion");

                           (iii) the Intellectual Property Portion contains
                  accurate descriptions of the Company's issued patents, patent applications and patents and patent applications licensed to the Company and fairly summarizes the material legal matters, documents and proceedings relating thereto;

                           (iv) based upon a review of the third party rights
                  made known to counsel, including those patents listed on EXHIBIT A hereto, and discussions with Company scientific personnel, except as disclosed in the Registration Statement, such counsel is not aware of any valid enforceable United States or foreign patent that is or would, in counsel's opinion, be infringed by the activities of the Company in the manufacture, use, sale, offer for sale or importation of any presently proposed product, the technologies employed by the Company in any presently proposed product or the method of their use in any presently proposed product, each as described in the Prospectus;

                           (v) such counsel has reviewed the patent applications
                  filed by the Company in the United States and outside the United States (the "Applications") and in the opinion of such counsel the Applications have been properly prepared and filed on behalf of the Company, and are being diligently pursued in accordance with good practice by the Company; the inventions described in the Applications are assigned or licensed to the Company; to the best of such counsel's knowledge, subject to the Schedule of Exceptions appended to the opinion, no other entity or individual has any right or claim in any of the inventions, Applications, or any patent to be issued therefrom, and in such counsel's opinion each of the Applications discloses patentable subject matter;

                           (vi) such counsel is aware of no pending or
                  threatened judicial or governmental proceedings relating to patents or proprietary information to which the Company is a party or of which any property of the Company is subject and such counsel is not aware of any pending or threatened action, suit or claim by others that the Company is infringing or otherwise violating any patent rights of others, based upon review of the Applications such counsel is not aware of any rights of third parties to any of the Company's inventions described in the Applications, issued, approved or licensed patents which could reasonably be expected to materially affect the ability of the Company to conduct its business as described in the Prospectus, including the commercialization of its products currently under development; and

                           (vii) such counsel has no reason to believe that the
                  information contained in the Intellectual Property Portion of the Registration Statement or the Prospectus at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that, at the time of purchase or the additional time of purchase, as the case may be, the information contained in the Intellectual Property Portion of the Prospectus or any amendment or supplement to the Intellectual Property Portion of the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) You shall have received, at the additional time of purchase, an opinion of _______________, special counsel for the Selling Stockholders, addressed to the Underwriters, and dated the additional time of purchase, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that:

                           (i) this Agreement and the Custody Agreement and
                  Power of Attorney have been duly authorized, executed and delivered by each of the Selling Stockholders; the Custody Agreement is valid and binding on the Selling Stockholders; and the Selling Stockholders have full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement and the Custody Agreement the Shares being sold by the Selling Stockholders hereunder;

                           (ii) the delivery by the Selling Stockholders to the
                  several Underwriters of certificates for the Shares being sold hereunder by the

                  Selling Stockholders, against payment therefor as provided herein, will pass good and marketable title to such Shares to the several Underwriters, free and clear of all liens, encumbrances, equities and claims whatsoever;

                           (iii) no consent, approval, authorization or order of
                  any court or governmental agency or body is required for the consummation by the Selling Stockholders of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and such other approvals (specified in such opinion) as have been obtained; and

                           (iv) neither the sale of the Shares being sold by the
                  Selling Stockholder nor the consummation of any other of the transactions herein contemplated by the Selling Stockholders or the fulfillment of the terms hereof by the Selling Stockholders will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or bylaws of any Selling Stockholder or the terms of any indenture or other agreement or instrument known to such counsel and to which any Selling Stockholder, or any judgment, order or decree known to such counsel to be applicable to any Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Selling Stockholder.

                  (e) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by Warburg Dillon Read LLC.

                  (f) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may require.

                  (g) No amendment or supplement to the Registration Statement or Prospectus shall at any time have been filed to which you have objected or shall object in writing.

                  (h) The Registration Statement shall have become effective, or if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act, at or before 5:00 P.M., New York City time, on the date of this Agreement, unless a later time (but not later than 5:00 P.M., New York City time, on the second full business day after the date of this Agreement) shall be agreed to by the Company and you in writing or by telephone, confirmed in writing; provided, however, that the Company and you and any group of Underwriters, including you, who have agreed hereunder to purchase in the aggregate at least 50% of the Firm Shares may from time to time agree on a later date.

                  (i) Prior to the time of purchase or the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
         (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (j) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material and adverse change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the operations, business, condition or prospects of the Company and the Subsidiary taken as a whole shall occur or become known and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or the Subsidiary.

                  (k) The Company will, at the time of purchase or additional time of purchase, as the case may be, deliver to you a certificate of two of its executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, that the Company or the Parent, as the case may be, has performed such of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be, and the conditions set forth in paragraphs (i) and (j) of this Section 6 have been met.

                  (l) You shall have received, at the additional time of purchase, a certificate, signed by each Selling Stockholder or responsible officers thereof, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that the respective representations and warranties of Principal Mutual and the Selling Stockholder in this Agreement are true and correct in all material respects on and as of additional time of purchase to the same effect as if made at the additional time of purchase.

                  (m) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

                  (n) The Shares shall have been listed and admitted and authorized for trading on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Underwriters.

                  (o) At the Execution Time, the Company shall have furnished to the Underwriters a letter substantially in the form of Exhibit B hereto from each Selling Stockholder, officer, director and five percent (or more) stockholder of the Company addressed to the Underwriters.

                  7. EFFECTIVE DATE OF AGREEMENT; TERMINATION. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

                  The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, (i) if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, there has been any material adverse and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the operations, business, condition or prospects of the Company and the Subsidiary taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Shares, (ii) if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Shares.

                  If any Underwriter elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by letter or telegram from such terminating Underwriter.

                  If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

                  8. INCREASE IN UNDERWRITERS' COMMITMENTS. Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of
Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be purchased and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

                  Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

                  If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

                  The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

                  If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  9. INDEMNITY AND CONTRIBUTION.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Selling Stockholder agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which a Selling Stockholder may otherwise have.

                  (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Selling Stockholders acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Shares and, under the heading "Underwriting," (i) the sentences related to concessions and reallowances and (ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

                  (d) Promptly after receipt by an indemnified party under this
         Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (e) In the event that the indemnity provided in paragraph (a),
         (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Selling Stockholders, jointly and severally, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and by the Underwriters on the other from the offering of the Shares; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Selling Stockholders, jointly and severally, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
         Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

                  (f) The liability of any Selling Stockholder under its respective representations and warranties contained in Section 3 hereof and under the indemnity and contribution agreements contained in this
         Section 9 shall each be limited to an amount equal to the initial public offering price of the Shares sold by such Selling Stockholder to the Underwriters. The Company and the Selling Stockholders may agree, as between themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

                  10. NOTICES. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Warburg Dillon Read LLC, 299 Park Avenue, New York, New York 10171-0026,
Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at; its principal executive offices at 10398 Pacific Center Court, San Diego, California 92121, Attention: General Counsel.

                  11. GOVERNING LAW; CONSTRUCTION. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

                  12. SUBMISSION TO JURISDICTION. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and you, the Company consent to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against an Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

                  13. PARTIES AT INTEREST. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Selling Stockholders and the Company and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

                  14. COUNTERPARTS. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

                  15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Underwriters, the Selling Stockholders and the Company and their successors and assigns and any successor or assign of any substantial portion of their respective businesses and/or assets.

                  16. DEFINITIONS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or the State of Maryland.

                  "Commission" shall mean the Securities and Exchange
         Commission.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

                  "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

                  "Registration Statement" shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the time of purchase, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

                  "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

                  17. MISCELLANEOUS. Warburg Dillon Read LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of Warburg Dillon Read LLC. Because Warburg Dillon Read LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by Warburg Dillon Read LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

                  A lending affiliate of Warburg Dillon Read LLC may have lending relationships with issuers of securities underwritten or privately placed by Warburg Dillon Read LLC. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by Warburg Dillon Read LLC will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of Warburg Dillon Read LLC.

                  If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

                                  Very truly yours,

                                  NANOGEN, INC.


                                   By:
                                      ------------------------------------------
                                         Name:
                                         Title:



                                   Each of the Selling Stockholders Listed on
                                   Schedule B Hereto



                                   By:
                                      ------------------------------------------
                                         Name:
                                         Title:  Attorney-in-Fact







Accepted and agreed to as of the
  date first above written

WARBURG DILLON READ LLC
LEHMAN BROTHERS INC.
PACIFIC GROWTH EQUITIES, INC.
DAIN RAUSCHER WESSELS
FIRST UNION SECURITIES, INC.
  As Representatives of the Several Underwriters
  Named in Schedule A hereto

By:  WARBURG DILLON READ LLC


By:
      --------------------------------
      Name:
      Title:

By:
      --------------------------------
      Name:
      Title:

                                   SCHEDULE A

                                                                Number of
Underwriter                                                    Firm Shares
-----------                                                    -----------

WARBURG DILLON READ LLC
LEHMAN BROTHERS INC.
PACIFIC GROWTH EQUITIES, INC.
DAIN RAUSCHER WESSELS
FIRST UNION SECURITIES, INC.






                        Total..........................
                                                             -----------------
                                                             -----------------




                                   SCHEDULE B


                                                                Number of
Selling Stockholder                                          Additional Shares
-------------------                                          -----------------








                        Total..........................
                                                             -----------------
                                                             -----------------



                                    EXHIBIT A



                                    5,532,129
                                    5,565,322
                                    5,605,662
                                    5,632,957
                                    5,787,032
                                    5,835,404
                                    5,849,486
                                    5,849,489
                                    5,929,208
                                    5,965,452
                                    6,013,166
                                    6,017,696
                              275962 (New Zealand)
                              292791 (New Zealand)
                               667497 (Australia)
                               692800 (Australia)
                               702773 (Australia)

                                    EXHIBIT B


                           [Form of Lock-Up Agreement]